SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Objectives Established for Fiscal 2017 Cash Bonuses

On January 17, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of National Commerce Corporation (the “Company”) established an annual incentive program for the Company’s fiscal year ending December 31, 2017 for certain executive officers and key employees of the Company and its subsidiaries, including the Company’s named executive officers – the Chairman of the Board and Chief Executive Officer, John H. Holcomb, III; the President and Chief Operating Officer, Richard Murray, IV; and the Vice Chairman of the Board and Chief Financial Officer, William E. Matthews, V (the “2017 Incentive Program”). Under the 2017 Incentive Program, certain executive officers and key employees of the Company and its subsidiaries have a short-term incentive cash bonus opportunity based on certain corporate and individual performance objectives established by the Compensation Committee. With respect to the Company’s named executive officers, the cash bonus opportunity is based on the achievement of a specified level of financial performance, specifically the Company’s earnings per share in 2017 compared to the Company’s targeted earnings per share for 2017. The individual target bonus opportunity for each of the three named executive officers participating in the 2017 Incentive Program is 50% of his 2017 base salary.

Under the 2017 Incentive Program, the Company’s named executive officers will receive 100% of their target award if the Company’s earnings per share in 2017 is 100% of targeted earnings per share for 2017, 33.3% of their target award if the Company achieves a minimum threshold level of performance (actual earnings per share in 2017 equal to $0.08 below targeted earnings per share), and a maximum of 150% of their target award for a maximum level of performance (actual earnings per share in 2017 equal to or greater than $0.08 above targeted earnings per share). No payments will be made for performance below the specified minimum threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2017 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2017 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company or the financial statements of the Company, or in certain other instances specified in the 2017 Incentive Program.

A copy of the 2017 Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the 2017 Incentive Program is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1	2017 Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

January 17, 2017	/s/ John H. Holcomb, III
John H. Holcomb, III Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	2017 Incentive Program